Exhibit 99.1

Xtant Medical to Exhibit at EUROSPINE 2015 Belgrade, MT, USA– Xtant Medical Holdings, Inc. (OTCQX:BONE), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, X-spine Systems, Inc., will exhibit at EUROSPINE 2015. The annual meeting is September 2-4, 2015 in Copenhagen, Denmark.

X-spine’s international footprint includes seven countries in the European Union, most recently adding Portugal and Spain to its list of represented countries.

“We have been in the European market serving the needs of European spine surgeons since we were in the start-up phase of our company,” says President and Founder of X-spine, Dr. David Kirschman. “We are dedicated to the diversification offered by international markets, and global forums such as Eurospine are central to that strategy.”

X-spine will be displaying its entire product portfolio as well as promoting the recent U.S. launch of the new integrated lumbar fixation system, Irix-A™, and the recently FDA cleared Aranax™ Cervical Fixation System. Each of these products are scheduled to be launched in Europe by the end of 2015. To learn more about X-spine products, visit Booth #91 at EUROSPINE 2015.

About EUROSPINE

EUROSPINE, The Spine Society of Europe, was founded June 26, 1998 in Innsbruck, Austria. The aims of EUROSPINE are to stimulate the exchange of knowledge and ideas in the field of research, prevention and treatment of spine diseases and related problems and to coordinate efforts undertaken in European countries for further development in this field.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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